EXHIBIT 4.4

                  OPTION TO PURCHASE COMMON STOCK--CHRISTIANSEN

Neither this Option nor the Common Stock to be issued upon exercise hereof, has been registered under the Securities Act of 1933, as amended (the "Act"), or qualified under any state securities law (the "Law"), and this Option has been, and the Common Stock to be issued upon exercise hereof will be, acquired for investment and not with a view to, or for resale in connection with, any distribution thereof. No such sale or other disposition may be made without an effective registration statement under the Act and qualification under the law related thereto or an opinion of counsel reasonably satisfactory to Evans & Sutherland Computer Corporation and its counsel, that said registration and qualifications are not required under the Act and Law, respectively.


                     EVANS & SUTHERLAND COMPUTER CORPORATION

                             STOCK OPTION AGREEMENT



1.       NOTICE OF STOCK OPTION GRANT

                  Optionee: Henry N. Christiansen

         You have been granted an option (the "Option") to purchase Common Stock of Evans & Sutherland Computer Corporation (the "Company"), subject to the following terms and conditions:

         Date of Grant                               October 14, 1998

         Exercise Price per Share                    $14.00

         Total Number of Shares                      40,000

         Type of Option:                             Nonstatutory Stock Option

         Term/Expiration Date:                       October 14, 2008

     Vesting Schedule:

         This Option may be exercised, in whole or in part, subject to the terms of this Agreement, at any time after the Date of Grant and prior to the Expiration Date.

2.       AGREEMENT

(a) Grant of Option. Evans & Sutherland Computer Corporation, a Utah corporation (the "Company"), hereby grants to the Optionee named in the Notice of Stock Option Grant in Section 1 above (the "Optionee"), an option (the "Option") to purchase a total number of shares of Common Stock (the "Shares") set forth in Section 1, at the exercise price per share set forth in Section 1 (the "Exercise Price").

(b)               Right to Exercise.

               (i) This Option may not be exercised for a fraction of a share.

               (ii) In the event of Optionee's death, the exercisability of the Option is governed by Section 5 below.

               (iii) In no event may this Option be exercised after the date of expiration of the term of this Option as set forth in Section 1.

(c) Method of Exercise. This Option shall be exercisable by written notice (in the form attached as Exhibit A) which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as to the holder's investment intent with respect to such shares of Common Stock as may be required by the Company. Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Corporate Secretary of the Company. The written notice shall be accompanied by payment of the Exercise Price. This Option shall be deemed to be exercised upon receipt by the Company of such written notice accompanied by the Exercise Price.

                  No Shares will be issued pursuant to the exercise of an Option unless such issuance and such exercise shall comply with all relevant provisions of law and the requirements of any stock exchange upon which the Shares may then be listed. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Shares.

3. OPTIONEE'S REPRESENTATIONS. In the event the Shares purchasable pursuant to the exercise of this Option have not been registered under the Securities Act of 1933, as amended ("1933 Act"), at the time this Option is exercised, Optionee shall, if required by the Company, concurrently with the exercise of all or any portion of this Option, deliver to the Company his Investment Representation Statement in the form attached hereto as Exhibit B.

4. METHOD OF PAYMENT. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:

(a)       Cash;

(b)      Check;

(c) In lieu of exercising this Option by delivery of cash or check, the Optionee may make a valid Option exercise by electing to receive shares equal to the value of this Option (or the portion thereof being canceled) by surrendering this Option at the principal office of the Company together with the Exercise Notice (a "Net Exercise"), in which event the Company shall transfer to the Optionee a number of Shares computed using the following formula:


                   X      =     Y (A-B)
                                -------
                                   A
Where              X      =     the number of Option Shares to be issued to such
                                Optionee.
                   Y      =     the number of Option Shares purchasable by such
                                Optionee under this Option
                                Agreement, the rights to which are surrendered
                                pursuant to the Net Exercise.
                   A      =     the Fair Market Value of one Option Share, (as
                                determined by the average of the
                                high  and low  prices  of the  Company's  Common
                                Stock on the trading day immediately preceding the date the Option is exercise, as reported by The Nasdaq National Market or other exchange upon which the Company's stock is quoted).
                   B =          the  Exercise  Price  (as  adjusted  to the
                                date of such calculation).


5. DEATH OF OPTIONEE. In the event of the death of Optionee, this Option shall terminate on the earlier of (i) the date on which the Option would have lapsed had the Optionee lived; or (ii) 15 months after the date of the Optionee's death. Upon the Optionee's death, any exercisable Options may be exercised by the Optionee's legal representative or representatives, by the person or persons entitled to do so under the Optionee's last will and testament, or, if the Optionee shall fail to make testamentary disposition of the Option or shall die intestate, by the person or persons entitled to receive said Option under the applicable laws of descent and distribution.

6. NON-TRANSFERABILITY OF OPTION. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by him. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

7. TERM OF OPTION.  This Option may be exercised only within the term set out in
Section 1, and may be exercised during such term only in accordance with the terms of this Option.

8. TAXATION UPON EXERCISE OF OPTION. Optionee understands that, upon exercising a nonstatutory Option, he or she will recognize income for tax purposes in an amount equal to the excess of the then fair market value of the Shares over the exercise price. However, the timing of this income recognition may be deferred for up to six months if Optionee is subject to Section 16 of the Securities

Exchange Act of 1934, as amended (the "Exchange Act"). If the Optionee is an employee, the Company will be required to withhold from Optionee's compensation, or collect from Optionee and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income.

9.       DILUTION PROTECTION.

(a) In the event the Company shall (i) declare a dividend on its Common Stock in shares of Common Stock or make a distribution in shares of Common Stock,
     (ii) declare a stock split or reverse stock split of its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issue by reclassification of its shares of Common Stock other securities (including any such reclassification in connection with a consolidation or merger in which the Company or any of its subsidiaries is the continuing corporation), then the number of shares of Common Stock of the Company, deliverable to Optionee hereunder and the exercise price related thereto shall be adjusted so that Optionee shall be entitled to receive the kind and number of shares of Common Stock of the Company which the Optionee has the right to receive, upon the happening of any of the events described above, with respect to the shares of the Company Stock which were otherwise deliverable pursuant hereto. An adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such event;

(b) Whenever the number of Shares or the exercise price of this Option is adjusted pursuant to this paragraph, the Company shall promptly mail by first class mail, postage prepaid, to Optionee, notice of such adjustment or adjustments.

10.      REGISTRATION UNDER THE SECURITIES ACT.

(a) Piggyback Registration. If at any time the Company shall propose to file with the Securities and Exchange Commission (the "Commission") on behalf of the Company or any other stockholder a registration statement under the Securities Act of 1933, as amended (the "Act"), with respect to any class of security (as defined in Section 3(a)(10) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than a registration statement approved by the Board of Directors on Form S-4 or S-8, or such amended or alternative form for Form S-4 or S-8 as the Commission may from time to time require, the Company shall in each case timely notify Optionee and include in such registration statement any or all of the Shares as Optionee may request within twenty (20) days after the Company's giving of such notice, subject to the conditions set forth herein.

(b) Duties of Company. In connection with the preparation and filing of a registration statement, the Company agrees to (i) use its best efforts to cause such registration statement to become and remain effective; (ii) furnish to the Optionee such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as Optionee may reasonably request in order to facilitate the disposition of the Shares; and (iii) use its best efforts to register and qualify the shares in such jurisdictions as shall be identified by the Optionee for the distribution of the securities covered by the registration statement.

(c) Indemnification by Optionee. To the extent permitted by law, Optionee will indemnify and hold harmless the Company, and its directors, officers, employees, agents and representatives, as well as its controlling persons (within the meaning of the Act) against any losses, claims, damages, liabilities, or expenses, including without limitation, attorneys' fees and disbursements, which arise out of or are based upon any violation by Optionee of the Act, or any rule or regulation promulgated thereunder applicable to Optionee or arise out of or are based upon any untrue statement of any material fact contained in the registration statement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission, or alleged omission was made in such registration statement in reliance upon and in conformity with information furnished by Optionee in writing expressly for use in connection with such registration statement.

(d) Indemnification by Company. To the extent permitted by law, the Company will indemnify and hold harmless Optionee against any losses, claims, damages, liabilities, or expenses, including without limitation attorneys' fees and disbursements, to which Optionee may become subject under the Act to the extent that such losses, claims, damages or liabilities arise out of or are based upon any violation by the Company of the Act, or any rule or regulation promulgated thereunder applicable to the Company, or arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the registration statement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of any violation by the Company of any rule or regulation promulgated under the Act applicable to the Company and relating to action or inaction of the Company in connection with such registration statement; provided, however, that the indemnity agreement contained in this paragraph shall not apply to any loss, damage or liability to the extent that same arises out of or is based upon an untrue statement or omission made in connection with such registration statement in reliance upon and in conformity with information furnished in writing expressly for use in connection with such registration by Optionee.

(e) Undertaking by Optionee. Optionee undertakes to comply with all applicable laws governing the distribution of securities in connection with Optionee's sale of the Shares, and to notify the Company of any changes in Optionee's plan of distribution so that the Company can sticker or amend the registration statement as the Company deems appropriate in its sole discretion.

(f) Conditions to Registration. In the event that the proposed registration by the Company is, in whole or in part, an underwritten public offering of common stock of the Company, any request pursuant to these registration rights to register shares may specify that such shares are to be included in the underwriting on the same terms and conditions as such other shares of common stock, if any, otherwise being sold through underwriters under such registration; provided, however, that if the managing underwriter determines and advises in writing that the inclusion of all shares proposed to be included in the underwritten public offering would interfere with the successful marketing of the public offering, then the number of shares intended to be included by Optionee shall be reduced pro rata among the holders of other shares who have a right to have their shares included in the offering. In each case, those shares which are excluded from the underwritten public offering shall be withheld from the market by Optionee for a period, not to exceed 120 days, which the managing underwriter reasonably determines as necessary in order to effect the underwritten public offering. Under no circumstances may Optionee transfer or otherwise convey the registration rights herein set forth without the written consent of the Company. No holder of Shares shall have any right to take any action to restrain, enjoin or otherwise delay any registration as a result of any controversy that might arise with respect to the interpretation or implementation of these registration rights.

                     EVANS & SUTHERLAND COMPUTER CORPORATION, a Utah corporation

                             By: _____________________________
                             Print Name: ______________________
                             Title: ____________________________


         Optionee hereby accepts this Option subject to all of the terms and provisions thereof. Optionee has reviewed this Option in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of the Option.



Dated: _______________                  _____________________________________
                                                      Optionee

                                    EXHIBIT A

                                  STOCK OPTION

                                 EXERCISE NOTICE

Evans & Sutherland Computer Corporation
600 Komas Drive
Salt Lake City, Utah 84108
Attn: Corporate Secretary

1. EXERCISE OF OPTION. Effective as of today, ___________, ____, the undersigned ("Optionee") hereby elects to exercise Optionee's option to purchase _________ shares of the Common Stock (the "Shares") of Evans & Sutherland Computer Corporation (the "Company") under and pursuant to the Nonstatutory Stock Option Agreement dated ____________ (the "Option Agreement").

2.  REPRESENTATIONS  OF  OPTIONEE.   Optionee  acknowledges  that  Optionee  has
received, read and understood the Option Agreement and agrees to abide by and be bound by its terms and conditions.

3. RIGHTS AS SHAREHOLDER. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued.

4. TAX CONSULTATION. Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee's purchase or disposition of the Shares. Optionee represents that Optionee has consulted with any tax consultants Optionee deems advisable in connection with the purchase or disposition of the Shares and that Optionee is not relying on the Company for any tax advice.

5. RESTRICTIVE LEGEND. Optionee understands and agrees that in the event the Shares are not registered, the Company shall cause the legend set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by state or federal securities laws:

                  THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "1933 ACT") OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL
                  REGISTERED  UNDER  THE  1933  ACT  OR  SUCH  APPLICABLE  STATE
                  SECURITIES LAWS, OR, IN THE OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

6. SUCCESSORS AND ASSIGNS. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Optionee and his or her heirs, executors, administrators, successors and assigns.

7. GOVERNING LAW; SEVERABILITY. This Agreement shall be governed by and construed in accordance with the laws of the State of Utah excluding that body of law pertaining to conflicts of law. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

8. NOTICES. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed to the other party at its address as shown below beneath its signature, or to such other address as such party may designate in writing from time to time to the other party.

9. FURTHER INSTRUMENTS. The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.

10. DELIVERY OF PAYMENT. Optionee herewith delivers to the Company the full Exercise Price for the Shares.

11. ENTIRE AGREEMENT. The Option Agreement is incorporated herein by reference. This Agreement, the Option Agreement and the Investment Representation Statement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof.

Submitted by:                                 Accepted by:

OPTIONEE:                                   ___________________________________


                                            By:________________________________
                                            Its:_______________________________


--------------------------------------
      (Signature)


Address:                                   Address:

---------------------------                ------------------------------

---------------------------                ------------------------------

                                    EXHIBIT B

                       INVESTMENT REPRESENTATION STATEMENT

OPTIONEE           :       Henry N. Christiansen

COMPANY            :       Evans & Sutherland Computer Corporation

SECURITY           :       Common Stock

AMOUNT             :

DATE               :


In connection with the purchase of the above-listed Securities, the undersigned Optionee represents to the Company the following:

                  1. Optionee is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the securities. Optionee is acquiring these securities for investment for Optionee's own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act of 1933, as amended (the "1933 Act").

                  2. Optionee acknowledges and understands that the securities constitute "restricted securities" under the 1933 Act and have not been registered under the 1933 Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Optionee's investment intent as expressed herein. In this connection, Optionee understands that, in the view of the Securities and Exchange Commission, the statutory basis for such exemption may be unavailable if Optionee's representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future. Optionee further understands that the Securities must be held indefinitely unless they are subsequently registered under the 1933 Act or an exemption from such registration is available. Optionee understands that the certificate evidencing the securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required under federal and applicable state securities laws, in the opinion of counsel satisfactory to the Company.

                  3. Optionee is familiar with the provisions of Rule 701 and Rule 144, each promulgated under the 1933 Act, which, in substance, permit limited public resale of "restricted securities" acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of the grant of the Option to the Optionee, the exercise will be exempt from registration under the 1933 Act. In the event the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, ninety (90) days thereafter (or such longer period as any market stand-off agreement may require) the securities exempt under Rule 701 may be resold, subject to the satisfaction of certain of the conditions specified by Rule 144, including: (1) the resale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934); and, in the case of an affiliate, (2) the availability of certain public information about the Company, (3) the amount of securities being sold during any three month period not exceeding the limitations specified in Rule 144(e), and (4) the timely filing of a Form 144, if applicable.

                  In the event that the Company does not qualify under Rule 701 at the time of grant of the Option, then the securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which requires the resale to occur not less than two years after the party has purchased, and made full payment for, within the meaning of Rule 144, the securities to be sold; and, in the case of an affiliate, or of a non-affiliate who has held the securities less than three years, the satisfaction of the conditions set forth in sections (1),
         (2), (3) and (4) of the paragraph immediately above.

                  4. Optionee further understands that in the event all of the applicable requirements of Rule 701 or 144 are not satisfied, registration under the 1933 Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rules 144 and 701 are not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rules 144 or 701 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk. Optionee understands that no assurances can be given that any such other registration exemption will be available in such event.

                                                     Signature of Optionee:

                                                     ---------------------------

Date:________________